     As filed with the Securities and Exchange Commission on June 17, 1997

                                                          Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                      38-3196915
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                           500 EAST WASHINGTON STREET
                           ANN ARBOR, MICHIGAN  48104
              (Address of principal executive offices) (Zip Code)

                     BORDERS GROUP, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                             THOMAS D. CARNEY, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              BORDERS GROUP, INC.
                           500 EAST WASHINGTON STREET
                           ANN ARBOR, MICHIGAN  48104
                                 (313) 913-1977
(Name, address and telephone number, including area code, of agent for service)

                             ______________________

                                    Copy to:

                              VERNE C. HAMPTON II
                  DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                        500 WOODWARD AVENUE, SUITE 4000
                           DETROIT, MICHIGAN   48226
                                 (313) 223-3546

                        CALCULATION OF REGISTRATION FEE



================================================================================================
                                            Proposed Maximum  Proposed Maximum       Amount of
 Title of Securities  Amount of Securities  Offering Price    Aggregate Offering    Registration
 to be Registered       to be Registered    Per Share (1)     Price                     Fee
================================================================================================

Common Stock            7,600,000 shares (2)   $23              $174,800,000           $52,970
================================================================================================



(1)  Based upon market price on June 13, 1997.
(2) Number of additional shares to be registered under Borders Group, Inc. Stock Option Plan.

                          PRIOR REGISTRATION STATEMENT




     Pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 25, 1995 (Registration Number 33-92716), the Registrant registered 11,000,000 shares of its Common Stock (adjusted to 22,000,000 shares by reason of a 2-for-1 stock split effected in the form of a stock dividend paid on March 27, 1997) for issuance under the Borders Group, Inc. Stock Option Plan. This Registration Statement is filed for the purpose of registering an additional 7,600,000 shares of Common Stock to be issued under the Borders Group, Inc. Stock Option Plan.

     The contents of Registration Statement on Form S-8 (Registration Number 33-92716) are incorporated by reference herein except for Item 3 and Item 8 of
Part II which are amended to read as follows:

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Borders Group, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  1. The Company's Annual Report on Form 10-K for the year ended January 26,
     1997.

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1997.

  3. The description of the Common Stock of the Company set forth in the Prospectus of the Company dated May 24, 1995 which was part of Registration Statement No. 33-90918.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.


ITEM 8.   EXHIBITS

  5.1 Opinion of Thomas D. Carney regarding the validity and offering of the Common Stock being registered.

 23.1  Consent of Price Waterhouse LLP.

                                   SIGNATURES



     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 16th day of June, 1997.

                                      Borders Group, Inc.
                                         (Registrant)



                                      By: /s/ Robert F. DiRomualdo
                                         --------------------------------------
                                           Robert F. DiRomualdo
                                           Chairman and Chief Executive Officer






     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1997.



       NAME                           TITLE
--------------------                ---------



/s/ Robert F. DiRomualdo
------------------------            Chairman, Chief Executive Officer
Robert F. DiRomualdo                and Director (Principal Executive Officer)




/s/ George R. Mrkonic
------------------------            Vice Chairman and Director (Principal
George R. Mrkonic                   Financial Officer and Principal
                                    Accounting Officer)



/s/ Peter R. Formanek
------------------------            Director
Peter R. Formanek




/s/ Amy B. Lane
------------------------           Director
Amy B. Lane




/s/ Larry Pollock
------------------------           Director
Larry Pollock




/s/ Leonard A. Schlesinger
--------------------------         Director
Leonard A. Schlesinger

                                EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION
----------                      -----------
 5.1                            Opinion of Thomas D. Carney

23.1                            Consent of Price Waterhouse LLP